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                                                                     Exhibit 8.1

            [LETTERHEAD OF PAUL, WEISS, RIFKIND, WHARTON & GARRISON]





                                                               November 22, 2000


              Battle Mountain Gold Company
              333 Clay Street
              Suite 4200
              Houston, Texas 77002

              Ladies and Gentlemen:

                               We have acted as special counsel to Battle
              Mountain Gold Company, a Nevada corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-4 (the "Registration Statement") filed by Newmont Mining Corporation, a Delaware corporation ("Newmont"), with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations thereunder (the "Rules") relating to the proposed merger of Bounty Merger Corp., a Nevada corporation and wholly owned subsidiary of Newmont ("Merger Sub"), with and into the Company. In connection therewith, we have been requested to render our opinion as to the matters hereinafter set forth. Capitalized terms used and not otherwise defined herein shall have the meanings attributed thereto in the Registration Statement.

                               In this regard, we have reviewed copies of the
              Registration Statement (including the exhibits and appendices thereto). We have also made such other investigations of fact and law and have examined the originals, or copies authenticated to
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              our satisfaction, of such other documents, records, certificates or other instruments as in our judgment are necessary or appropriate to render the opinion expressed below.

                               The opinion set forth below is limited to the
              Internal Revenue Code of 1986, as amended (the "Code"), administrative rulings, judicial decisions, Treasury regulations and other applicable authorities, all as in effect on the date hereof. The statutory provisions, regulations, and interpretations upon which our opinion is based are subject to change, and such changes could apply retroactively. Any such change could affect the continuing validity of the opinion set forth below. We assume no responsibility to advise you of any subsequent changes in existing law or facts, nor do we assume any responsibility to update this opinion with respect to any matters expressly set forth herein, and no opinions are to be implied or may be inferred beyond the matters expressly so stated.

                               Based upon and subject to the foregoing, we
              confirm that the opinions of Paul, Weiss, Rifkind, Wharton & Garrison set forth in the Proxy Statement/Prospectus forming a part of the Registration Statement under the heading "The Merger - U.S. Federal Income Tax Consequences of the Merger" constitute our opinions with respect to such matters.

                               We hereby consent to the filing of this opinion
              as an exhibit to the Registration Statement, or any amendment pursuant to Rule 462 under the Act. In giving this consent, we do not hereby agree that we come within the category of persons whose consent is required by the Act or the Rules, nor do we hereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "experts" as used in the Act or the Rules.

                                    Very truly yours,



                                    /s/ PAUL, WEISS, RIFKIND, WHARTON & GARRISON